UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2013

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2013, Financial Institutions, Inc. (the "Company") increased the size of its Board of Directors from ten to eleven members and appointed Mr. Martin K. Birmingham to fill the newly-created vacancy on the Board of Directors. Mr. Birmingham has been serving as the Company’s President and Chief Executive Officer ("CEO") since March 1, 2013. Due to Mr. Birmingham’s service as our CEO, Mr. Birmingham is not expected to be appointed to any committees of the Company’s Board of Directors. Mr. Birmingham’s appointment did not result in any changes to his compensation.

Mr. Birmingham was not appointed pursuant to any arrangement or understanding with any person. Neither Mr. Birmingham nor any of his immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release issued by Financial Institutions, Inc. on July 25, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

July 25, 2013	By:	/s/ Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Financial Institutions, Inc. on July 25, 2013.